UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2014

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 15, 2014, the Company’s Board of Directors approved the issue of Subordinated Notes totaling $650,000 to replace Subordinated Notes in the same amount maturing on June 1, 2014. The new Subordinated Notes are 2-year notes that mature on June 1, 2016. The new Subordinated Notes are repayable by the Company at any time and have an interest rate of 18 percent per annum payable monthly in cash. Investors may request note repayment on or after October 1, 2014. $450,000 and $50,000 of the Subordinated Notes are held by the Company’s Chairman and Chief Executive Officer, respectively. $150,000 of the Subordinated Notes are held by outside investors. The Subordinated Notes are secured by all of the assets of the Company and are subordinated to amounts outstanding under the Company’s working capital bank line of credit and other outstanding subordinated convertible notes.

The Company extended the expiration date of 35,775 warrants issued to the outside investors on May 26, 2009 to June 1, 2016. These warrants were scheduled to expire on May 26, 2014. The warrants are exercisable into common stock at $1.80 per share. The initial issue of the warrants was reported in a Form 8-K filed on May 20, 2009.

The Board approved stock option grants of 45,000 and 5,000 shares respectively for the Company’s Chairman and Chief Executive Officer. The stock options will vest monthly over a 24 month period.

The foregoing description of the new Subordinated Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Subordinated Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subordinated Note dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: May 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subordinated Note dated June 2, 2014